EXHIBIT 11.1

                        Ball Corporation and Subsidiaries
                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                 (Millions of dollars except per share amounts)


                                                                            Three months ended
                                                                     ---------------------------------
                                                                        April 3,             April 4,
                                                                          1994                 1993
                                                                     -------------       -------------
EARNINGS PER COMMON SHARE - ASSUMING NO DILUTION
Net income from:
    Continuing operations                                              $    10.5           $     9.1
    Alltrista operations                                                      --                 2.1
                                                                     -------------       -------------
Net income before cumulative effect of changes in accounting
  principles                                                                10.5                11.2
Cumulative effect of changes in accounting principles, net of tax             --               (34.7)
                                                                     -------------       -------------
Net income (loss)                                                           10.5               (23.5)
Preferred dividends, net of tax                                             (0.8)               (0.8)
                                                                     -------------       -------------
Net earnings (loss) attributable to common shareholders                $     9.7           $   (24.3)
                                                                     -------------       -------------
                                                                     -------------       -------------

Weighted average number of  common shares outstanding (000s)              29,493              26,939
                                                                     -------------       -------------
                                                                     -------------       -------------
Earnings (loss) per share of common stock:
    Continuing operations                                              $    0.33           $    0.31
    Alltrista operations                                                      --                0.08
    Cumulative effect of changes in accounting principles, net of
      tax                                                                     --               (1.29)
                                                                     -------------       -------------
                                                                       $    0.33           $   (0.90)
                                                                     -------------       -------------
                                                                     -------------       -------------

EARNINGS PER SHARE - ASSUMING FULL DILUTION
Net income (loss)                                                      $    10.5           $   (23.5)
Series B ESOP Preferred dividend, net of tax                                  --                (0.8)
Adjustments for deemed ESOP cash contribution in lieu of
  Series B ESOP Preferred dividend                                          (0.6)                  *
                                                                     -------------       -------------
Net earnings (loss) attributable to common shareholders                $     9.9           $   (24.3)
                                                                     -------------       -------------
                                                                     -------------       -------------

Weighted average number of common shares outstanding (000s)               29,493              26,939
  Dilutive effect of stock options                                            83                 243
  Common shares issuable upon conversion of Series B ESOP
    Preferred stock                                                        2,154                    *
                                                                     -------------       -------------
Weighted average number shares applicable to fully diluted
  earnings per share                                                      31,730              27,182
                                                                     -------------       -------------
                                                                     -------------       -------------
Fully diluted earnings (loss) per share:
    Continuing operations                                              $    0.31           $    0.30
    Alltrista operations                                                      --                0.08
    Cumulative effect of changes in accounting principles, net of
      tax                                                                     --               (1.28)
                                                                     -------------       -------------
                                                                       $    0.31           $   (0.90)
                                                                     -------------       -------------
                                                                     -------------       -------------

* No conversion of the Series B ESOP Convertible Preferred Stock is assumed as the effect is antidilutive.
